As filed with the Securities and Exchange Commission on October 31, 1997 Registration No. 333-

	UNITED STATES
	SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549


	FORM S-8
	REGISTRATION STATEMENT
	UNDER
	THE SECURITIES ACT OF 1933



	DIONEX CORPORATION
	(Exact name of registrant as specified in its charter)


         Delaware							                  	  94-2647429
(State of Incorporation)							(I.R.S. Employer Identification No.)




	1228 Titan Way
	Sunnyvale, California 94086
	(408) 737-0700
	(Address and telephone number of principal executive offices)



	Dionex Corporation Stock Option Plan
	(formerly, the 1990 Stock Option Plan)
	1988 Directors' Stock Option Plan

	(Full title of the plan)



	A. Blaine Bowman
	President and Chief Executive Officer
	Dionex Corporation
	1228 Titan Way
	Sunnyvale, California 94086
	(408) 737-0700
	(Name, address and telephone number of agent for service)





	Copies to:
	Christopher A. Westover, Esq.
	Cooley Godward LLP
	One Maritime Plaza, 20th Floor
	San Francisco, California 94111
	(415) 693-2000

									Total Number of Pages:
									Exhibit Index at Page:


	CALCULATION OF REGISTRATION FEE


Title of      Amount to  Proposed   Proposed
Securities    be         Maximum    Maximum     Amount of
to be         Registered Offering   Aggregate   Registration
Registered               Price Per  Offering    Fee
                         Share (1)  Price (1)
Common Stock  400,000    $46.375    $18,550,000 $5,620.65
(par value
$.001)


(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the closing price of Registrant's Common Stock on October 29, 1997 as reported on the
Nasdaq National Market.



	Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM S-8 NO. 33-40796



The contents of Registration Statement on Form S-8 No. 33-
40796 filed with the Securities and Exchange Commission on May
23, 1991, are incorporated by reference herein.


	EXHIBITS

Exhibit
Number

	4.1*	  Restated Certificate of Incorporation, filed with the
        Delaware Secretary of State on December 12, 1988

	4.2*	  Bylaws, as amended on October 21, 1988

	5.1   	Opinion of Cooley Godward LLP

	23.1  	Consent of Deloitte & Touche LLP

	23.2  	Consent of Cooley Godward LLP (see Exhibit 5.1)

	24.1  	Power of Attorney (See page 3 of Registration
        Statement)

	99.1  	Dionex Corporation Stock Option Plan

	99.2  	1988 Directors' Stock Option Plan




*	Incorporated by reference to the Registrant's Annual Report on
Form 10-K filed on September 20, 1989.

	SIGNATURES

	The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on October 23, 1997.

							DIONEX CORPORATION


							By:	/s/ Michael W. Pope
								Michael W. Pope
								Vice President, Finance
        and Administration

	POWER OF ATTORNEY

	KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A. Blaine Bowman and Michael W. Pope, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                           Date


/s/ A. Blaine Bowman    	President, Chief                October 23, 1997
(A. Blaine Bowman)       Executive Officer
                         and Director
                         (Principal Executive
                         Officer)

/s/ Michael W. Pope	     Vice President,                 October 23, 1997
(Michael W. Pope)        Finance and
                         Administration
                         (Principal Financial
                         and Accounting
                         Officer)

/s/ David L. Anderson    Director                        October 23, 1997
(David L. Anderson)

/s/ James F. Battey	     Director                        October 23, 1997
(James F. Battey)

/s/ B.J. Moore	          Director                        October 23, 1997
(B.J. Moore)

EXHIBIT INDEX


Exhibit                                                  Sequential
Number          Description                              Page Number

4.1*            Restated Certificate of Incorporation,
                filed with the Delaware Secretary of State on December 12, 1988

4.2*            Bylaws, as amended on October 21, 1988

5.1             Opinion of Cooley Godward LLP

23.1            Consent of Deloitte & Touche LLP

23.2            Consent of Cooley Godward LLP (see
                Exhibit 5.1)

24.1            Power of Attorney (See page 3 of
                Registration Statement)

99.1            Dionex Corporation Stock Option Plan

99.2            1988 Directors' Stock Option Plan


___________________________

*	Incorporated by reference to the Registrant's Annual
Report on Form 10-K filed on September 20, 1989.